                                                                      EXHIBIT 15


                               ARTHUR ANDERSEN LLP






To Jacobson Stores Inc.:

We are aware that Jacobson Stores Inc. has incorporated by reference in its Form S-8 Registration Statements File Nos. 033-53469, 333-31989 and 333-59031 and Form S-2 File No. 33-10532 its Form 10-Q for the quarter ended November 3, 2001, which includes our report dated November 14, 2001, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                                     Very truly yours,



                                                     /s/  Arthur Andersen LLP
                                                     ---------------------------
                                                     ARTHUR ANDERSEN LLP

Detroit, Michigan
December 18, 2001